Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8, No. 333-92356) pertaining to the Penford Corporation 1994 Stock Option Plan,

(2)	Registration Statement (Form S-8, No. 333-133160) pertaining to the Penford Corporation 2006 Long-Term Incentive Plan,

(3)	Registration Statement (Form S-8, No. 033-58799) pertaining to the 1994 Stock Option Plan,

(4)	Registration Statement (Form S-3 No. 333-104509) pertaining to the resale of 650,000 shares of Penford Corporation common stock,

(5)	Registration Statement (Form S-8, No. 333-23433) pertaining to the 1994 Stock Option Plan, and

(6)	Registration Statement (Form S-3, No. 333-167010) pertaining to the resale of 1,000,000 shares of Penford Corporation common stock.

of our report dated November 13, 2009, except for Note 16, as to which the date is November 11, 2010, with respect to the consolidated financial statements of Penford Corporation included in this amended Annual Report (Form 10-K/A) of Penford Corporation for the year ended August 31, 2011.

/s/ Ernst & Young LLP

Denver, Colorado

July 19, 2012